UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2021 (July 14, 2021)

1847 GOEDEKER INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39418	83-3713938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3817 Millstone Parkway, St. Charles, MO	63301
(Address of principal executive offices)	(Zip Code)

888-768-1710
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GOED	NYSE American LLC
Warrants to Purchase Common Stock	GOED WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2021, the Board of Directors of 1847 Goedeker Inc. (the “Company”) appointed Maria Johnson as the Company’s Chief Financial Officer, effective as of July 26, 2021. Robert D. Barry, the Company’s current Chief Financial Officer, will remain with the Company as its Chief Accounting Officer.

On July 14, 2021, the Company entered into an employment agreement (the “Employment Agreement”) with Ms. Johnson setting forth the terms of her compensation, which was approved by the Compensation Committee of the Board of Directors of the Company. Pursuant to the Employment Agreement, Ms. Johnson is entitled to an annual base salary of $385,000 and an annual incentive bonus of up to 75% of base salary to the extent that the Company achieves certain annual EBITDA objectives to be established by the Board of Directors.  Ms. Johnson is also entitled to a one-time signing bonus of $15,000. Subject to approval of the Compensation Committee, the Company also agreed to grant to Ms. Johnson an option to purchase 150,000 shares of the Company’s common stock at an exercise price equal to the market price per share at the time of grant. Vesting of the options will occur annually over a 4-year period in increments of 25% per year.  Ms. Johnson is also eligible to participate in all employee benefit plans, including health insurance and the Company’s 401(k) plan, commensurate with her position.  The term of the Employment Agreement is for one year, which will automatically renew for successive one-year periods unless terminated by either party upon thirty (30) days’ notice. The Company may terminate the Employment Agreement at any time, without cause (as defined in the Employment Agreement), upon thirty (30) days’ notice and Ms. Johnson may terminate the Employment Agreement for good reason (as defined in the Employment Agreement) if the Company fails to cure the event constituting good reason with thirty (30) days’ notice. If the Employment Agreement is terminated by the Company without cause or by Ms. Johnson for good reason, then Ms. Johnson will be entitled to (i) six months of base compensation, payable in monthly installments, (ii) benefits under group health and life insurance plans in which Ms. Johnson participated prior to termination for a period of six months, (iii) all previously earned, accrued and unpaid benefits and (iv) so long as the Company has achieved its budgeted EBITDA level for the period commencing with the end of the Company’s immediately previous fiscal year through the termination date, an amount equal to the product of the bonus paid in respect of the immediately preceding fiscal year times the quotient obtained by dividing (x) the number of full calendar months occurring since the end of the immediately previous fiscal year through the termination date, by (y) 12. If the Employment Agreement is terminated due to Ms. Johnson’s death or disability, or by the Company for cause, then Ms. Johnson (or her estate or representative) will only be entitled to the amounts described under clauses (ii), (iii) and (iv) above. The Employment Agreement contains restrictive covenants prohibiting Ms. Johnson from owning or operating a business that competes with the Company or soliciting the Company’s employees, consultants and customers during the term of the Employment Agreement for a period of six months following termination. If Ms. Johnson violates these covenants, then she will not be entitled to the severance referred to under clauses (i) and (ii) above.

Ms. Johnson, age 48, is an accomplished finance executive with over 20 years of professional experience spanning across various industries and areas of expertise, including business strategy, finance transformation, financial planning and analysis, accounting and controls, GAAP, IFRS, tax, treasury, audit and compliance, risk management, and international business. Throughout her career, Ms. Johnson held leadership roles within some of the best-in-class finance organizations, including Hewlett Packard, PepsiCo and ExxonMobil, and partnered with several private equity firms in driving value creation through process optimization and finance and organizational transformation of mid-market companies in technology, media and fashion space. Most recently, she served as the Chief Financial Officer of E3 Investment Group, a private equity firm, since December 2019. Prior to that, she served as the Chief Financial Officer of John Hardy, a global omni channel luxury jewelry brand, from January 2018 to December 2019, as the Vice President of Finance of Cheetah Digital, a leading digital marketing solution provider, from April 2017 to January 2018 and as the Director of Financial Planning & Analysis of PepsiCo from March 2015 to April 2017. Ms. Johnson holds an MBA in Finance from the University of Texas at Austin Red McCombs School of Business, an MA in Speech Communications from the Texas State University, and a BA in International Busines from the State Academy of Management. She is a Certified Public Accountant and a Certified Internal Auditor.

Ms. Johnson was elected until her successor is duly elected and qualified. There are no arrangements or understandings between Ms. Johnson and any other persons pursuant to which she was selected as an officer. There is no family relationship that exists between Ms. Johnson and any directors or executive officers of the Company. In addition, there has been no transaction, nor is there any currently proposed transaction between Ms. Johnson and the Company, that would require disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement filed as Exhibit 10.1 to this report, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Employment Agreement, dated July 14, 2021, between 1847 Goedeker Inc. and Maria Johnson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2021	1847 GOEDEKER INC.

/s/ Douglas T. Moore
	Name:	Douglas T. Moore
	Title:	Chief Executive Officer

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